Exhibit 99.1

FOR IMMEDIATE RELEASE

McEwen Inc. and Canadian Gold Corp. Announce Closing of Arrangement

Toronto, Ontario and Flin Flon, Manitoba – January 6, 2026 – McEwen Inc. (“McEwen”) (NYSE/TSX:MUX) and Canadian Gold Corp. (“Canadian Gold”) (TSX-V:CGC) are pleased to announce the completion of the previously announced business combination between McEwen and Canadian Gold by way of statutory plan of arrangement (the “Arrangement”). Shareholders of Canadian Gold approved the Arrangement on December 5, 2025 and a final order approving the Arrangement was issued by the British Columbia Supreme Court on December 10, 2025, as amended by a further order of the British Columbia Supreme Court according to the Amending Agreement described below.

The Arrangement was completed under the Business Corporations Act (British Columbia) and was deemed to become effective at 8:00 a.m. Vancouver time on January 5, 2026. Under the terms of the Arrangement Agreement, which was negotiated at arms-length, each holder of the common shares of Canadian Gold (each, a “Canadian Gold Share”) will receive 0.0225 McEwen common shares (each, a “McEwen Share”) for each Canadian Gold Share held.

The shares of Canadian Gold are expected to be delisted from the TSX Venture Exchange effective as of the close of market on January 7, 2026. Canadian Gold will submit an application to cease to be a reporting issuer under applicable Canadian securities laws and to otherwise terminate its public reporting requirements.

“On behalf of our Board of Directors and our management, I welcome Canadian Gold shareholders to McEwen. This is an exciting time for gold investors, and we see strong exploration and development potential of Tartan, which we believe will significantly contribute to shareholder value. Our immediate priorities are to accelerate and expand the scope of exploration, initiate mine plan engineering and advance production permitting to enable us to timely restart the mine. We also expect to publish an updated resource estimate by the end of February,” said Rob McEwen, Chairman and Chief Owner.

Amending Agreement

McEwen and Canadian Gold have also entered into an amending agreement to the arrangement agreement (the “Amending Agreement”) in order to address certain requirements of the New York Stock Exchange (the "NYSE"). Pursuant to the Amending Agreement, all Canadian Gold Shares held by Mr. Rob McEwen will be exchanged on closing for subscription receipts of McEwen, rather than McEwen Shares.

Under the original arrangement agreement, Mr. McEwen was to receive for his Canadian Gold Shares up to 1% of newly issued McEwen Shares, with the balance of the consideration to be paid in subscription receipts. In accordance with the Amending Agreement, all Canadian Gold shares held by Mr. McEwen will now be exchanged solely for subscription receipts, which will convert into McEwen Shares upon receipt of shareholder approval at a meeting of McEwen shareholders. Such shareholder approval is expected to be sought at the next annual meeting of McEwen shareholders. If this approval is not obtained, McEwen will satisfy the consideration for such subscription receipts in cash, in accordance with the terms of the Amending Agreement.

The amendments apply only to Mr. McEwen and do not affect the consideration to be received by other Canadian Gold shareholders.

Information for Canadian Gold Shareholders

Certificates formerly representing Canadian Gold Shares now represent only the right to receive McEwen Shares to which the holders are entitled pursuant to the Arrangement.

In order to receive their McEwen Shares, registered shareholders of Canadian Gold must deposit their share certificates or DRS advice(s) with a completed Letter of Transmittal, as set forth in the information circular of Canadian Gold dated October 30, 2025. The Letter of Transmittal was mailed to registered shareholders together with the meeting materials for the Canadian Gold meeting and it is also available on Canadian Gold's SEDAR+ profile on www.sedarplus.ca.

Canadian Gold shareholders who own their shares through a broker or other intermediary should contact such broker or other intermediary regarding their receipt of McEwen Shares under the Arrangement. Further information regarding the Arrangement, including instructions on how to exchange Canadian Gold Shares for McEwen Shares, is set out in the management information circular of Canadian Gold dated October 30, 2025, a copy of which is available on the profile of Canadian Gold on SEDAR+ at www.sedarplus.ca.

About McEwen

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its El Gallo gold and silver mine in Mexico.

The Company has a 46.4% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

McEwen Contact Info and Social Media:

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

Neither the NYSE, TSX or TSX-V have reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen and Canadian Gold.

Forward-Looking Statements

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements.

In this news release, forward-looking statements relate to, among other things, statements regarding: the timing of delisting of shares of Canadian Gold from the TSX Venture Exchange, exploration and development potential of Tartan, plans to accelerate and expand the scope of exploration, timing of mine plan engineering and production permitting to potentially restart the mine, the timing of publishing of an updated resource estimate, goals to have Los Azules copper become one of the world's first regenerative copper mines and achieve carbon neutrality by 2038, and the objectives for McEwen. These forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding McEwen.

McEwen and Canadian Gold expressly disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise except as otherwise required by applicable securities legislation.

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